Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Statement on Schedule 13D filed herewith, and any amendments thereto filed hereafter by any of the undersigned parties, relating to the ordinary shares, par value NIS 10.00 per share, of Ellomay Capital Ltd., is being (and will be, in the case of amendments hereto) filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Each party is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but is not responsible for the completeness and accuracy of the information concerning any other party, except to the extent such party knows or has reason to believe that such information is inaccurate.

Date: 03/11/2026

O.Y. NOFAR ENERGY LTD.

By: /s/ Ofer Yannay
Name: Ofer Yannay
Title: Chief Executive Officer and Director

YANNAY GROUP LTD.

By: /s/ Ofer Yannay
Name: Ofer Yannay
Title: Director

OFER YANNAY

/s/ Ofer Yannay